SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 11, 2012

PHARMOS CORPORATION
(Exact name of Registrant as Specified in its Charter)

Nevada	0-11550	36-3207413
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

99 Wood Avenue South, Suite 311, Iselin, NJ	08830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 452-9556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material definitive Agreement.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01  Other Events

On October 11, 2012, the Board of Directors of Pharmos Corporation, Inc. (the “Company”) determined that the Company’s recent efforts to partner levotofisopam for the treatment of gout, to find a suitable candidate to acquire the Company or to raise funds to continue active operations have not been successful, and therefore took action to cease day to day operations, effective immediately.  In connection with such decision by the Board, the Company gave advance written notice to its President and Chief Financial Officer, Colin Neill, of the termination of his employment, as required by his employment agreement.

All of the members of the Board of Directors of the Company – Anthony Evnin, Robert Johnston, Charles Newhall and Steven Leventer – submitted their resignations, effective as of the close of business on October 11, 2012.

Mr. Neill and the Company’s one other full time employee will be taking steps to permanently shut down the Company’s business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 17th day of October, 2012.

PHARMOS CORPORATION

By:            /s/ S. Colin Neill
Name:  S. Colin Neill
Title:  President and Chief Financial Officer